UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 12, 2018

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, the Board of Directors (“Board”) of the Company, upon the recommendation of its Nominating and Governance Committee, appointed Albert D. Bolles, Ph.D. to serve as a director of the Company and a member of the Board’s Nominating and Governance Committee. Dr. Bolles will serve as a Class I director and will stand for re-election at the Company’s 2019 Annual Meeting of Stockholders.

Dr. Bolles, age 60, served as the executive vice president, chief technology and operations officer at ConAgra Foods until his retirement in August 2015. He previously led worldwide research and development for PepsiCo Beverage and Foods and held senior positions with Gerber Foods and General Foods Corporation. Dr. Bolles earned Ph.D. and M.S. degrees in food science and a bachelors’ degree in microbiology from Michigan State University.

Dr. Bolles has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director of the Company, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Dr. Bolles does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with his service as a new director, Dr. Bolles will receive the standard compensation paid by the Company to all of its non-employee directors, including an initial option grant issued on appointment as director, and an annual cash retainer and an annual option grant each issued upon the date of each of the Company’s Annual Meeting of Stockholders. This standard non-employee director compensation, a portion of which will be pro-rated to reflect the actual time Dr. Bolles will serve on the Company’s Board this year, is described under the heading of “Non-Employee Director Compensation Policy” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on April 26, 2017. In connection with his appointment, Dr. Bolles will enter into the standard indemnification agreement with the Company in the form filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 17, 2015 and incorporated by reference herein.

The Company issued a press release on May 15, 2018 announcing the appointment of Dr. Bolles to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ALBERT D. BOLLES, PH.D. JOINS ARCADIA BIOSCIENCES BOARD OF DIRECTORS” dated May 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 16, 2018	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer & Secretary